EXHIBIT 15.12

Administracao
Avenida Tancredo Neves 1.283
Edificio Empresaria Omega - s/401/402
CEP - 41820-021 Salvador - Ba - Brasil
Tel: (71) 341-4454                                                     Deloitte
Fax: (71) 341-0541                                                     Touche
www.deloitte.com.br                                                    Tohmatsu
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Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 3, 2002 on our review of interim financial information of SIBRA - ELETROSIDERURGICA BRASILEIRA S.A. and Subsidiaries as of March 31, 2002 and for the three-month period then ended, is incorporated by reference in the Amendment No. 1 to the Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce (Registration No. 333-84696-01).

Yours very truly,

/s/ DELOITTE TOUCHE TOHMATSU

DELOITTE TOUCHE TOHMATSU
Auditores Independentes
Salvador, Brazil, July 11, 2002